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                                                                   EXHIBIT 10.86

                           CORAM EMPLOYMENT AGREEMENT



                  THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of the 1st day of August, 2000, between CORAM, INC. (the "Company"), and MICHAEL SARACCO (the "Employee").

                  WHEREAS, the Company and the Employee desire to set forth the terms and conditions of Employee's employment with the Company.

                  NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

1.       EMPLOYMENT OF THE EMPLOYEE.

         1.1 Duties and Status

Employment Duties. The Company hereby engages the Employee as Senior Vice President, Specialty Products of the Company. The Employee accepts such employment on the terms and conditions set forth in this Agreement. During Employee's employment with the Company, the Employee shall exercise such authority and perform such duties as are normally associated with the position of Senior Vice President, Specialty Products, as described in the job description for such position from time to time, and such other reasonable duties related to the operation of the Company as may be assigned to Employee from time to time by Employee's supervisor, the Chief Executive Officer or by the Board of Directors of the Company (the "Board").

                  (a) Time. The Employee agrees to devote substantially all of Employee's business time, attention, skill and best efforts to the performance of Employee's duties as an employee of the Company.

2.       COMPENSATION AND BENEFITS.

         2.1 Cash Compensation. As cash compensation for Employee's services under this Agreement, the Employee shall be compensated as follows:

                  2.1.1 Base Salary. The Company shall pay the Employee an annual salary (the "Base Salary") in periodic equal installments in accordance with the normal payroll practices of the Company. Employee's initial Base Salary shall be Two Hundred Twenty-Five Thousand Dollars ($225,000) and shall be subject to periodic review.

                  2.1.2 Bonus/Incentive Plan Compensation. Employee shall be eligible for annual bonus compensation in an amount determined pursuant to the Company's Bonus or Incentive Plan as modified and in effect from time to time if and when Employee is eligible according to the terms and conditions of the particular plan.

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                  2.1.3 Discretionary Bonus. In addition to all other
         compensation due or payable hereunder, the Employee may be paid additional cash bonuses. Such cash bonuses, if any, shall be determined in the sole discretion of the Chief Executive Officer or by the Board.

         2.2 Additional Benefits. In addition to all compensation due or payable hereunder, the Company will provide the Employee with additional benefits as follows:

                  2.2.1 Expenses. The Company will reimburse the Employee for such reasonable out-of-pocket expenses as the Employee may incur in the rendition of the services contemplated hereby upon presentation of written documentation in accordance with the Company's then applicable Expense and Travel Policies.

                  2.2.2 Participation in Employee Benefit Plans. The Employee is entitled to participate in any health, medical, dental, disability, medical reimbursement and group life insurance plan and each other qualified or nonqualified employee benefit plan covering employees of the Company, if and when Employee is eligible according to the terms and conditions of the particular plan.

3.       SEVERANCE PROVISIONS.

         3.1 Employee's Termination or Company Termination for Cause. If the Employee's employment under this Agreement is terminated at the Employee's volition and upon thirty (30) days notice or the Company terminates employment for cause (as defined below in part 3.1(d) of this Agreement), on the date of termination the Employee shall be entitled to receive, and the Company shall pay to the Employee:

                  (a) Base Salary and any other earned, but unpaid, compensation for the period ending on such termination;

                  (b) Reimbursements pursuant to Subsection 2.2.1 hereof for expenses incurred prior to the date of termination; and

                  (c) Benefits pursuant to Subsection 2.2.2 hereof, if any, payable to or on behalf of the Employee upon Employee's termination of employment under any employee benefit plans, under the terms and conditions for benefit payments set forth in such plans.

                  (d) For purposes of this Agreement, "for cause" shall mean conduct by the Employee amounting to: (i) fraud or dishonesty in the course of employment with the Company; (ii) willful misconduct or knowing violation of law in the course of employment with the Company;
         (iii) a conviction or plea of guilty or nolo contendere to a felony, or other crime involving dishonesty or relating in any way to Employee's job duties; or (iv) failure or refusal to satisfactorily perform Employee's job duties or functions; provided, however, that nothing in this Section 3 or any other part of the Agreement shall alter in any way the At-Will employment relationship between the parties as described in Section 12, Status, below.


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         3.2 Company's Termination Without Cause.

                  3.2.1 Separation Benefits. If the Employee's employment under this Agreement is terminated by the Company without cause and upon the execution by Employee of the Company's Standard Separation and Waiver Agreement as described below, the Employee shall be entitled to receive, and the Company shall pay or provide to the Employee:

                           (a) the amounts and benefits set forth in Sections 3.1(a), (b) and (c);

                           (b) an additional amount in the form of Base Salary (at the rate in effect at the time of termination) and health benefits (subject to the terms and conditions in effect at the time of termination) for a period of time equal to one month for each completed year of service as of Employee's termination date; with a minimum of six (6) months and a maximum of twelve (12) months in accordance with the Company's current Separation Pay and Benefit Plan ("Severance"). Such health benefits will be provided under COBRA coverage and Employee will be required to continue paying his or her portion of the premium (at the rate in effect at the time of the termination) for the Severance period.

                  3.2.2 Payment Method. Severance payments shall be made according to the regular and customary payroll and benefits practices of the Company and subject to the terms and condition of the Company's standard Separation and Waiver Agreement. Such payments shall not be made unless and until Employee executes and delivers a Separation and Waiver Agreement, including a general release of the Company (in a form reasonably satisfactory to and prepared by the Company) from all claims by the Employee relating to employment or the termination of employment, except for the obligations of the Company under this Agreement.

4.       RESTRICTIVE COVENANTS.

         4.1 Nondisclosure and Confidentiality.

                  4.1.1 Employee acknowledges that, the information, observations, and data obtained by Employee during employment with the Company pertaining to the business or affairs of the Company are the property of the Company, all of which is hereby agreed to constitute confidential information of the Company ("Confidential Information"). To ensure the continued secrecy and confidentiality of such Confidential Information, Employee hereby covenants and agrees that during the Employee's employment with the Company and for a period of five (5) years after Employee's termination, Employee shall keep secret and shall not divulge any of the names of, or any other information relative to, the clients, business and affairs of Company, and any and all business associations or activities of Company and its clients or any other information, observation, or data that Employee acquires during Employee's employment with the Company. Employee also further covenants and agrees that Employee will not keep, or use for Employee's personal advantage, either directly or indirectly, any written Confidential Information (regardless of the manner or form in which such documentation exists) relative to the business or affairs of the Company or its clients and, furthermore, will not furnish or make available any such information to any third party.



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                  4.1.2 Employee acknowledges that the Company's trade secrets include, but are not limited to, accounting, financing and pricing information, pricing and business analysis tools, processes, formulae, data, know-how, software programs, improvements, marketing materials, inventions (whether patentable or not), techniques, marketing plans, strategies, forecasts, computer programs and other copyrightable material, the compensation and terms of employment of other employees, customers and customer lists, and other information relating to the Company's business which is secret and of value ("Trade Secrets"). The parties agree that such Trade Secrets are the property of the Company, shall remain under the full control of the Company and shall be provided to Employee on a need to know basis. In consideration for entering into this Agreement, Employee hereby covenants and agrees that during the Employee's employment with the Company and after Employee's termination, Employee shall not divulge to any third party at any time any information regarding such Trade Secrets or the substance thereof without the prior written consent of the Company and, furthermore, with respect to such Trade Secrets, Employee shall comply with all of the provisions of Section 4 hereof.

         4.2 Agreement Not to Solicit Employees. During the Employee's employment with the Company and for a period of one (1) year following the termination of such employment, provided the Company is not in breach or default hereof, the Employee shall not on the Employee's own behalf or on behalf of others, either directly or indirectly, solicit, divert or hire, or attempt to solicit, divert or hire, employees of the Company, whether the employment of any such person is pursuant to a written agreement, for a determined period, or at-will.

         4.3 Agreement Not to Solicit Company Clients. During the Employee's employment with the Company and for a period of one (1) year following the termination of such employment, provided the Company is not in breach or default hereof, the Employee shall not on the Employee's own behalf or on behalf of others, either directly or indirectly, contact, solicit, divert, take away or attempt to contact, solicit, divert, or take away any Company Client. For purposes of this Agreement, "Company Client" shall mean any person, corporation, partnership, entity or legal organization to whom the Company sold its services or products or solicited to sell its products or services during the twelve (12) months prior to the termination of Employee's employment.

         4.4 Agreement Not to Compete. Employee acknowledges that Employee is an executive or a manager for the Company and as such, has access to information which represents Trade Secrets and Confidential Information of the Company. Employee further acknowledges that, should Employee perform work or services for a Competing Business, as defined below, (in any capacity including, but not limited to, as an employee, officer, agent, consultant or independent contractor), Employee necessarily would rely on or inevitably disclose such Trade Secrets and Confidential Information. As a result, Employee agrees that, during the Employee's employment and for a period of one (1) year following the termination of such Employment, provided the Company is not in breach or default hereof, the Employee shall not (except with the prior written consent of the Company), within the Restricted Territory as defined below, either directly or indirectly, on Employee's own behalf or in the service or on behalf of others, as an



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employee, officer, agent, consultant, or independent contractor, or in any other capacity which involves duties and responsibilities similar to those the Employee has undertaken for the Company, engage in any Competing Business.

                  4.4.1 As used in this Agreement, "Restricted Territory" means Ontario, Canada, and any state within the United States in which the company was engaged in business as of Employee's termination date. As used in this Agreement, "Competing Business" means any business organization (of whatever form) engaged in any business or enterprise that, in whole or in part, is the same as, or substantially the same as, the business of the Company or the Company's research and development efforts.

                  4.4.2 The covenants set forth in this Agreement shall be considered and construed as separate and independent covenants. If, at the time of enforcement of this Section 4, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

         4.5 Materials and Inventions. All work performed, and all materials, products, deliverables, improvements, discoveries, inventions and other subject matter conceived, developed or prepared by Employee alone or with others, during the period of Employee's employment with the Company (collectively the "Materials"), are the property of the Company and all title and interest therein shall vest in the Company and all Materials shall be deemed to be works made for hire and made in the course of Employee's employment with the Company. To the extent that title to any Materials may not, by operation of law, vest in the Company or such Materials may not be considered works for hire, Employee hereby irrevocably assigns all right, title and interest therein to the Company. Employee agrees to give the Company and any person designated by the Company, at Company's expense, any assistance required to perfect and enforce the rights defined in this Section 4.5. If Company is unable for any reason whatsoever to secure Employee's signature to any lawful and necessary documents required to apply for or execute any patent, copyright or other applications with respect to such Materials (including renewals, extensions, or continuations thereof), Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, and each of them, as Employee's agents and attorneys-in-fact to act for and on Employee's behalf and instead of Employee, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other rights thereof with the same legal force and effect as if executed by Employee.

                  4.5.1 As a matter of record, attached as Exhibit A to this Agreement is a complete list of all existing Materials relevant to the subject matter of Employee's employment by the Company to which Employee claims ownership as of the date of this Agreement, that Employee desires to specifically exclude from this Agreement, and that Employee agrees comprise a complete list of such Materials. If nothing is listed in this Agreement or Exhibit A, Employee represents that he or she has no such Materials.
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                  4.5.2 Notwithstanding the foregoing, this Agreement does not require assignment of any Materials which Employee cannot be obligated to assign under any applicable law of the state in which Employee is employed by the Company, including any statutes or regulations set forth or described in Exhibit B hereto. However, Employee will disclose any Materials as required by Section 4.5 hereof regardless of whether Employee believes the Materials to be protected by such statute or regulation in order to permit the Company to engage in a review process to determine such issues as may arise. Such disclosure shall be received in confidence by the Company.

         4.6 Obligations to Former Employers. Employee represents that the execution of this Agreement, Employee's employment with the Company and Employee's performance of his or her proposed duties to the Company in the development of its business, will not violate any obligations Employee may have to any former employer.

         4.7 Remedies. The Employee agrees that the covenants contained in
Section 4 of this Agreement are of the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the interests, properties and business of the Company; and that irreparable loss and damage will be suffered by the Company should the Employee breach any of such covenants. Therefore, the Employee agrees and consents that, in addition to all the remedies provided at law or in equity, the Company shall be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of the covenants. Except as expressly provided herein, the existence of any claim, demand, action or cause of action of the Employee against the Company shall not constitute a defense to the enforcement by the Company of any of the covenants or agreements herein. Jurisdiction and venue over any action by the Company to obtain a temporary restraining order or temporary or permanent injunction to prevent or remedy the breach by Employee of any of the covenants herein shall be in the United States District Court for the District of Colorado or in Denver District Court without regard to conflict of laws.

5.       NOTICES.

         Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and shall be deemed given when hand delivered or sent by registered or certified mail to the Employee at the last address on file with the Company or, in the case of the Company, with its Legal Department at the Denver, Colorado corporate office.

6.       BINDING AGREEMENT.

         This Agreement shall be effective as of the date hereof and shall be binding upon and inure to the benefit of the Employee, Employee's heirs, personal and legal representatives, guardians and permitted assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon any successor of the Company.

7.       ENTIRE AGREEMENT.

         This Agreement constitutes the entire understanding of the Employee and the Company with respect to the employment of the Employee and supersedes any and all prior arrangements, understandings or agreements, whether written or oral, including Employee's prior Employment Agreement(s), or Confidentiality, Proprietary Information and Inventions Agreement(s) between the parties or between Employee and an affiliate, subsidiary, parent or predecessor of the Company. This Agreement may not be changed, modified or discharged orally, but only by an instrument in writing signed by the parties.

8.       ARBITRATION.

         (a) Except for actions brought by the Company pursuant to Subsection
4.7 herein, to the extent permitted by applicable law, any dispute or controversy arising under or in connection with this Agreement shall be resolved exclusively by arbitration using one arbitrator in Denver, Colorado, under the auspices of and in accordance with the Employment Arbitration rules of the American Arbitration Association then in effect. The agreement set forth herein to arbitrate shall be specifically enforceable under prevailing arbitration law.

         (b) Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

         (c) The award rendered by the arbitrator shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. The findings of fact and conclusions of law of the arbitrator shall be reduced to writing.

9.       GOVERNING LAW.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

10.      SEVERABILITY.

         The invalidity or unenforceability of any provisions hereof, including the terms of any of the Exhibits attached hereto, shall in no way affect the validity or enforceability of any other provision.

11.      TAX WITHHOLDING.

         All payments made by the Company to the Employee under this Agreement shall be subject to applicable federal, state and local tax withholding.

12.      STATUS.

         BY EMPLOYEE'S SIGNATURE BELOW, EMPLOYEE ACKNOWLEDGES THAT EMPLOYMENT WITH THE COMPANY IS AT-WILL, MEANING EMPLOYEE OR THE COMPANY MAY TERMINATE THAT EMPLOYMENT RELATIONSHIP AT ANY TIME WITHOUT NOTICE, CAUSE, OR ANY SPECIFIC DISCIPLINARY

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PROCEDURES. NOTHING IN THIS AGREEMENT OR ANY OTHER POLICY, PRACTICE, PROCEDURE,
OR BENEFIT OF THE COMPANY CONSTITUTES AN EXPRESS OR IMPLIED CONTRACT, GUARANTEE, PROMISE, OR COVENANT OF EMPLOYMENT FOR A SPECIFIED TERM OR FOR TERMINATION ONLY FOR CAUSE.

              IN WITNESS WHEREOF, the parties knowingly and voluntarily have executed, sealed and delivered this Agreement as of the date first above written.

                                       COMPANY:


                                       By:  /s/ VITO PONZIO, JR.
                                          --------------------------------------
                                          Name:  Vito Ponzio, Jr.
                                               ---------------------------------
                                          Title: Senior Vice President
                                                --------------------------------




WITNESS:                               EMPLOYEE:


/s/ STEFANIA ESKRIDGE                  By: /s/ MICHAEL SARACCO
-------------------------------------     --------------------------------------
                                                Michael Saracco


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                                    EXHIBIT A




         The following is a complete list of all existing Inventions or Improvements pursuant to Section 4 of the Agreement:

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         If nothing is listed in this space, I represent I have no Inventions or
Improvements.




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                                    EXHIBIT B

Section 2870 of the California Labor Code

                  Section 2870. APPLICATION OF PROVISION PROVIDING THAT EMPLOYEE SHALL ASSIGN OR OFFER TO ASSIGN RIGHTS IN INVENTION TO EMPLOYER.

                  (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                           (1) Relate at the time of conception or reduction to
practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

                           (2) Result from any work performed by the employee
for his employer.

                  (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.